                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 9, 2000, except as to Note 10 which is as of March 28, 2000, relating to the consolidated financial statements of MarketWatch.com, Inc., and June 15, 1998, relating to the financial statements of the DBC Online/News Business, a division of Data Broadcasting Corporation, which appear in MarketWatch.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

San Jose, California
April 12, 2000